UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 10, 2011

ACCREDITED MEMBERS HOLDING CORPORATION
(Name of registrant as specified in its charter)

Colorado	000-525-33	20-8097439
State of Incorporation	Commision File Number	IRS Employer Identification No

2 N. Cascade Ave, #1400
Colorado Springs, CO 80903
 (Address of principal executive offices)

719-265-5821
Telephone number, including Area code

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

    On March 10, 2011 Accredited Members Inc. (“AMI”) entered into an agreement with Ben Stein (the “Agreement”). AMI is a wholly owned subsidiary of Accredited Members Holding Corporation.  Mr. Stein has agreed make himself available to AMI on a specific date to assist AMI with the production of materials intended to promote the products and services offered by AMI.  Additionally, Mr. Stein will permit AMI to use his name and likeness in its promotional materials and activities. Mr. Stein also agreed not to endorse, promote, or permit his name and likeness to be used for the promotion of other companies that provide similar products and services to AMI.  The term of the Agreement is through March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of March 2011.

Accredited Members Holding Corporation

By:	/s/ J.W. Roth
Co-Chairman